Exhibit 99.1
                                                                    ------------

                      [LOGO OF BANK UNITED CORP. LITIGATION
                        CONTINGENT PAYMENT RIGHTS TRUST]


JONATHON K. HEFFRON
LITIGATION TRUSTEE
TEL.: (713) 543-6958
FAX: (713) 543-7744

SALVATORE A. RANIERI
LITIGATION TRUSTEE
TEL.: (516) 873-0055
FAX: (516) 873-1155



                                  PRESS RELEASE

   BANK UNITED CORP. LITIGATION CONTINGENT PAYMENT RIGHTS TRUST ANNOUNCES THE
        FILING OF PLAINTIFFS' REPLY BRIEF WITH THE U.S. COURT OF APPEALS
                             FOR THE FEDERAL CIRCUIT


Houston, Texas - November 13, 2002. On June 14, 2002, the Bank United Corp. Litigation Contingent Payment Rights Trust (NASDAQ: BNKUZ) (the "Litigation Trust") announced plaintiffs' appeal of all rulings against them by the U.S. Court of Federal Claims to the U.S. Court of Appeals for the Federal Circuit (the "Appeals Court"). On June 28, 2002, the Litigation Trust announced the cross-appeal of the defendant federal government. The Appeals Court has docketed the appeal and cross-appeal as Case Nos. 02-5132, -5137, Bank United vs. United States.

On August 19, 2002, the plaintiffs filed their opening brief with the Appeals Court. On September 30, 2002, the defendant-cross appellant filed its opening brief with the Appeals Court. On November 12, 2002, the plaintiffs filed a combined reply brief on their appeal and opposing brief on the defendant's cross-appeal. The federal government must file its reply brief on its cross-appeal on or before November 26, 2002. The Appeals Court may extend this deadline.

The Litigation Trust (SEC File No. 000-32301) will file the full text of the appellants' reply brief with the Securities and Exchange Commission, and the descriptions of the Notice of Appeal and the briefs set forth above are qualified in their entirety by reference to such notice and briefs.

The Litigation Trust was formed in connection with the February 9, 2001 merger of Bank United Corp. with and into Washington Mutual, Inc. The Litigation Trust issued contingent payment rights certificates representing the right to receive a portion of the Litigation Trust's share of any monetary proceeds from any final judgment or settlement of the forbearance litigation brought by Bank United Corp., Bank United, and Hyperion Partners L.P. against the federal government.

Additional information about the lawsuit, the Litigation Trust, and the contingent payment rights certificates can be found in the registration statement on Form S-4 (Registration No. 333-49302) filed by the Litigation Trust with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, as well as in the reports filed by the Litigation Trust pursuant to the Securities Exchange Act of 1934, as amended.